UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 224-7442

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Trustee.  On August 13, 2013, Matthew Botein, a Class I Trustee of the Board of Trustees (the “Board”) of PennyMac Mortgage Investment Trust (the “Company”), notified the Company’s management and the Board that he was resigning from the Board, effective as of August 13, 2013.  Mr. Botein’s decision to resign was not due to any disagreement with the Company’s management or the Board.  A copy of the notification letter is attached hereto as Exhibit 99.1.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a) Amendment to Bylaws.    On August 13, 2013, the Board approved the amendment and restatement of the Company’s Bylaws (the “Bylaws”), effective August 13, 2013, to add a forum selection provision for the adjudication of certain disputes.   The new provision, which was included as new Article XII of the Bylaws, provides that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a duty owed by any trustee, officer or other employee of the Company to the Company or its shareholders, (c) any action asserting a claim arising pursuant to any provision of the Maryland REIT Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

A copy of the Bylaws, as amended and restated, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of PennyMac Mortgage Investment Trust

99.1	Letter from Matthew Botein regarding Board of Trustees service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2013	PENNYMAC MORTAGE INVESTMENT TRUST

	By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of PennyMac Mortgage Investment Trust

99.1	Letter from Matthew Botein regarding Board of Trustees service.